UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 23, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 23, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries entered into a fifth amendment (the “Fifth Amendment”) to the Amended and Restated Forbearance and Modification Agreement dated as of September 15, 2005, with CapitalSource Finance LLC (“CapitalSource”), the lender under its Revolving Credit Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”). The Fifth Amendment is attached hereto as Exhibit 10.1. Pursuant to the Fifth Amendment, CapitalSource has agreed until January 6, 2006 (the “Forbearance Termination Date”) to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s prior noncompliance with certain of the terms of the Credit Agreement.

ITEM 5.02. Appointment of Principal Officers

On December 28, 2005, the Board of Directors appointed M. Benjamin Jones as President of the Company.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Fifth Amendment to the Amended and Restated Forbearance and Modification Agreement, dated as of December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ M. Benjamin Jones
M. Benjamin Jones, President and Restructuring Officer

Date: December 28, 2005